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                                                                      EXHIBIT 11



                            PennFirst Bancorp, Inc.

                              Exhibit to Form 10-K
                 (for the fiscal year ended December 31, 1996)


                    Computation of Shares Used for Earnings
                             Per Share Calculation





                                                Years Ended December 31,
                                       ----------------------------------------
                                          1996           1995            1994
                                       ----------------------------------------
Weighted-Average Shares
   Outstanding                         3,851,161      4,048,559       4,071,689

Common Stock Equivalents
   (Stock Options)                       109,344        179,686         192,530
                                       ---------      ---------       ---------

                                       3,960,505      4,228,245       4,264,219
                                       =========      =========       =========
